EXHIBIT 21.1

ALLOY, INC. SUBSIDIARIES AND AFFILIATES

Company Name	Place of Organization	Other Names Under Which Company Does Business
ALLOY, INC.	DELAWARE	Youth Stream
360 Youth
Local 212
Alloy Media + Marketing

ARMED FORCES COMMUNICATIONS, INC.	NEW YORK	Active Seniors Media
All Campus Media
American Minorities Media
Market Place Media
Prime Life Media
360 Youth
American Multicultural Media
American Multicultural Marketing
Alloy Media + Marketing
Alloy Access

ALLOY EDWARD ACQUISITION SUB, INC.	DELAWARE

ALLOY MEDIA, LLC	DELAWARE	eStudentLoan
Phase Three
Private Colleges & Universities
Strength
17th Street Productions
360 Career Recruitment Media
Careers & Colleges
Chalkboard Communications
Alloy Entertainment
Wintergreen Orchard House
Alloy Media + Marketing
Alloy Out of Home
Alloy Education
delias.com
ccs.com
alloy.com
Frontline Marketing
Frontmark
Channel One
Alloy Access

ALLOY MARKETING AND PROMOTIONS, LLC	DELAWARE	AMP
AMP Agency
Alloy Media + Marketing
Alloy Access

ALLOY MALL MARKETING SERVICES, LLC	DELAWARE	Satellite Radio Kiosk
(in the process of dissolution)

INSITE ADVERTISING, INC.	NEW YORK	InSite Indoor Advertising
Alloy Media + Marketing

ON CAMPUS MARKETING, LLC	DELAWARE	Residence Hall Linens
Campus Fund Raisers
OCM

SCONEX, LLC	DELAWARE	Alloy Media + Marketing

CANAL PARK, LLC	DELAWARE

DX COMPANY, INC.	DELAWARE

CARE PACKAGES, LLC	DELAWARE

COLLEGIATE CARPETS, LLC	DELAWARE

TRIPLE REWARDS, LLC	DELAWARE

MPM HOLDING, INC.	DELAWARE

THE STAFFING AUTHORITY, LLC	DELAWARE

CHANNEL ONE, LLC ( fka ALLOY C1 ACQUISITION, LLC)	DELAWARE